Exhibit 99.1

iAnthus Reports Third Quarter 2023 Financial Results

NEW YORK, NY and TORONTO, ON – November 9, 2023 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCQB: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the third quarter ended September 30, 2023. The Company’s Quarterly Report on Form 10-Q, which includes its unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2023 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, the Company’s SEDAR profile at www.sedar.com, and on the Company’s website at www.iAnthus.com. The Company’s financial statements are reported in accordance with U.S. generally accepted accounting principles (“GAAP”). All currency is expressed in U.S. dollars.

Third Quarter 2023 Financial Highlights

•
Revenue of $42.9 million, a sequential increase of 10.8% from Q2 2023 and an increase of 8.9% from the same quarter in the prior year.
•
Gross profit of $17.4 million, a sequential decrease of 5.2% from Q2 2023 and an increase of 7.7% from the same quarter in the prior year.
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Gross margin of 40.6%, reflecting a sequential decrease of 687bps when compared to Q2 2023 and a decrease of 47bps from the same quarter in the prior year.
•
Net loss of $15.6 million, or a net loss of $0.00 per share, compared to a net loss of $20.1 million, or a net loss of $0.00 per share in Q2 2023, and compared to a net loss of $22.0 million, or a net loss of $0.00 per share, in the same quarter in the prior year.
•
Adjusted EBITDA(1) of $4.9 million, a sequential increase from an Adjusted EBITDA of $3.9 million in Q2 2023, and an increase from ($0.3) million from the same quarter in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included below.

Table 1: Financial Results
in thousands of US$, except per share amounts (unaudited)	Q3 2023	Q2 2023	Q3 2022
Revenue	$42,890	$38,715	$39,371
Gross profit	17,427	18,390	16,181
Gross margin	40.6%	47.5%	41.1%
Net loss	(15,572)	(20,149)	(21,995)
Net loss per share	(0.00)	(0.00)	(0.00)

Table 2: Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
in thousands of US$	Q3 2023	Q2 2023	Q3 2022
Net loss	$(15,572)	$(20,149)	$(21,995)
Depreciation and amortization	6,597	6,809	8,365
Interest expense, net	4,009	3,895	3,448
Income tax expense	3,780	5,442	4,325
EBITDA (Non-GAAP) (1)	$(1,186)	$(4,003)	$(5,857)
Adjustments:
(Recoveries), write-downs and other charges, net	(69)	20	(1,139)
Inventory reserves and write-downs	566	-	(19)
Accretion expense	994	974	1,020
Share-based compensation	473	1,593	4,657
(Gains) and losses from change in fair value of financial instruments	(59)	11	134
Non-recurring charges (2)	1,508	1,092	1,087
Other income (3)	(472)	(117)	(190)
Interest and penalties related to income tax	3,101	4,292	-
Total Adjustments	$6,042	$7,865	$5,550
Adjusted EBITDA (Non-GAAP) (1)	$4,856	$3,862	$(307)

(1)
See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.
(2)
Includes one-time, non-recurring costs related to the Company’s Recapitalization Transaction, its strategic review process, ongoing legal disputes, severance and other non-recurring costs associated with having become a U.S. reporting company. These non-recurring costs are offset by insurance proceeds received as reimbursement for certain legal costs incurred.

(3)
Q3 2023 reflects approximately $0.1 million of Employee Retention Tax Credits ("ERTCs") and approximately $0.4 million related to gains from asset disposals. Q2 2023 and Q3 2022 reflect approximately $0.1 million and $0.2 million related to ERTCs, respectively.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC and the Canadian Securities Administrators. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before share-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, the effect of changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, litigation costs related to ongoing legal proceedings, and other income.

EBITDA and Adjusted EBITDA are not standardized financial measures defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this press release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the SEC and the Canadian securities regulators, which you should review, including, but not limited to, the Annual Report filed with the SEC. When used in this press release, words such as “will,” “could,” “plan,” “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions identify forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission has reviewed, approved or disapproved the content of this press release.

Contact Information

Corporate/Media/Investors:

Philippe Faraut, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com